UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2016

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380,

San Ramon, CA 94583

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2016, Galena Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of approximately $12,600,000 of registered and unregistered securities of the Company (the “Offering”). Pursuant to the Purchase Agreement, the Company agreed, among other things, to issue and sell to the Investors an aggregate of 28,000,000 shares (the “Shares”) of the Company’s common stock , par value $0.0001 per share (the “Common Stock”) at a purchase price per share of $0.45 in a registered direct offering and warrants to purchase up to 14,000,000 shares of common stock with an exercise price of $0.65 per share (the “Warrants”) in a concurrent private placement. The warrants are initially exercisable six months and one day following issuance and have a term of five years from the date of issuance. The closing of the sale of securities is expected to take place on or about July 13, 2016, subject to certain customary closing conditions.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No.333-208330), which was initially filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2015 and declared effective by the SEC on December 22, 2015. A prospectus supplement relating to the Offering was filed with the SEC on July 7, 2016. The closing of the Offering is expected to take place on or about July 13, 2016, subject to certain customary closing conditions. The Company intends to use the net proceeds from this offering to fund its clinical trials of its product candidates, to augment its working capital, and for general corporate purposes.

The Warrants will be issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the Investors may only sell the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Company currently does not have enough authorized shares to fulfill the obligations created by the Warrants. If the Company’s stockholders do not vote to approve an increase in the Company’s authorized shares within 6 months, the holder(s) of the Warrants will have the right to require the Company to repurchase their Warrants at their then Black-Scholes value up to a maximum value of $3,500,000 for all Warrants in the aggregate.

Raymond James & Associates, Inc. (the “Placement Agent”) has served as the Company’s placement agent for the Offering pursuant to a Placement Agency Agreement (the “Placement Agreement”). Under the Placement Agreement, in consideration for services rendered as the Placement Agent in the Offering, the Company will pay to the Placement Agent a cash fee equal to approximately $693,000, or 5.5% of the gross proceeds of the Shares sold to certain Investors identified by the Placement Agent. The Company also agreed to reimburse the Placement Agent for its reasonable out-of-pocket expenses incurred in connection with its engagement and to pay the legal fees of the Placement Agent’s counsel and the Investors’ counsel up to an aggregate amount of $100,000.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Form of Purchase Agreement, the Form of Warrant and the Placement Agreement, which are attached hereto as Exhibits 10.2, 4.1 and 10.1 respectively and which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Warrants were made solely for the benefit of the parties to the Purchase Agreement and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Form of Warrant are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Adjustment to Certain Outstanding Warrants

Upon consummation of the Offering, it is anticipated that the exercise price of the Company’s outstanding December 2012 warrants to purchase a total of 3,031,311 shares of common stock as of March 31, 2016 and the Company’s outstanding March 2010 warrants to purchase a total of 25,000 shares of common stock as of March 31, 2016 will be adjusted downward from $1.75 to $1.58 per share and from $1.92 to $1.72 per share, respectively. In addition, the exercise price of the Company’s outstanding March 2011 warrants to purchase a total of 615,398 shares of common stock as of March 31, 2016 will be adjusted downward from $0.65 to $0.45 per share.

Item 2.02.	Results of Operations and Financial Condition

The Company had cash and cash equivalents of approximately $19.6 million as of June 30, 2016. In addition, the Company had $24 million of restricted cash that is reserved for a debtor who has the option to redeem all, or part, of such amount within 30 days of the Company’s public announcement on June 29, 2016 of the discontinuation of the Phase 3 PRESENT (Prevention of Recurrence in Early-Stage, Node- Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) clinical trial upon the recommendation from the Independent Data Monitoring Committee (the “IDMC”). As of the date of this prospectus, the debtor has not redeemed the $24 million in full or part.

The Company had no revenue for the quarter ending June 30, 2016, and the Company’s expenses from operations for the quarter ending June 30, 2016 was approximately $13 million. In addition, the Company paid off its loan with Oxford Finance LLC for a total of $3.1 million. The Company has stopped the PRESENT Trial and is running an investigation that is estimated to cost between $250,000 and $500,000 over the next three months. Depending on the outcome of the investigation, the estimated cost to close out the PRESENT Trial will be between $4 million to $7 million. As discussed further below in Item 8.01, on July 1, 2016, the Company paid $2.3 million for the securities class action settlement. The Company believes that its existing cash and cash equivalents together with the net proceeds of the Offering should be sufficient to fund its operations for at least six months. This projection is based on the Company’s current planned operations, anticipated payments for defense costs for the SEC investigation and other governmental investigations, and is subject to changes in the Company’s plans and uncertainties inherent in its business. The Company will need to replenish its existing cash and cash equivalents prior to the end of 2016. Subject to certain limitations on use set forth in the Purchase Agreement, the Company also has funding available under its purchase agreement with Lincoln Park Capital Fund, LLC and sales agreements with MLV & Co. and Maxim Group LLC described in the previously filed prospectuses, but there is no guarantee that such funding will be available to the Company on favorable terms or will be sufficient to meet all of the Company’s future funding needs. Pursuant to the Purchase Agreement, the Company has agreed with the Investors not to utilize any funding available under its purchase agreement with Lincoln Park Capital Fund, LLC and sales agreements with MLV & Co. and Maxim Group LLC until 75 days after the closing date.

If the Company fails to obtain additional future funding when needed, it could be forced to scale back or terminate its operations, or to seek to merge with or to be acquired by another company. The Company may not be able to meet its obligations as they come due, raising substantial doubts as to its ability to continue as a going concern. Any such inability to continue as a going concern may result in the Company’s common stock holders losing their entire investment. There is no guaranty that the Company will become profitable or secure additional financing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K with respect to the Private Placement, the Warrants and the Warrant Shares is incorporated by reference into this Item 3.02 of this Form 8-K. The Warrants are expected to be issued and sold by the Company to the Investors on July 13, 2016, in transactions exempt from registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The offering of the Warrants did not involve a public offering, and no general solicitation or advertisement was made in connection with the offering of the Warrants. Accordingly, the Warrants and the Warrant Shares have not been registered under the Securities Act and the Investors may only sell the Warrants and the Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Neither this Form 8-K nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01.	Other Events.

On July 8, 2016, the Company issued a press release in connection with the Offering titled “Galena Biopharma, Inc. Announces Pricing of Registered Direct Offering.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

On June 24, 2016, the IDMC met to review the efficacy and safety data available for the Phase 3 PRESENT Trial. On June 27, 2016, the IDMC recommended that the study be stopped for futility unless it is determined that there has been a systematic reversal in the study drug treatments in the two arms, in which case the IDMC should reevaluate the clinical evidence. The Company subsequently announced that it has stopped the PRESENT Trial, and has initiated an investigation into the causes of the recommendation.

Derivative and Securities Litigation – The U.S. District Court for the District of Oregon granted final approval of the settlements previously reported.

On December 3, 2015, the Company reached an agreement in principle to settle the consolidated shareholder derivative action, In re Galena Biopharma, Inc. Derivative Litigation, Civil Action No. 3:14-cv-00382-SI against the Company and certain of its current and former officers and directors. Following the hearing on June 23, 2016, on June 24, 2016, the U.S. District Court for the District of Oregon entered a final order and judgment in In re Galena Biopharma, Inc. Derivative Litigation, granting final approval to the settlement. On the same day, the Court also issued an opinion and order awarding attorney’s fees of $4.5 million plus costs, which will be paid by the Company’s insurance carriers. The settlement includes a payment of $15 million in cash by the Company’s insurance carriers, which the Company will use to fund a portion of the class action settlement, and cancellation of 1,200,000 outstanding director stock options. The settlement also requires that the Company adopt and implement certain corporate governance measures. The settlement does not include any admission of wrongdoing or liability on the part of the Company or the individual defendants and includes a full release of the Company and the current and former officers and directors in connection with the allegations made in the consolidated federal derivative actions and state court derivative actions.

On December 3, 2015, the Company also agreed in principal to resolve and settle the securities putative class action lawsuit, In re Galena Biopharma, Inc. Securities Litigation, Civil Action No. 3:14-cv-00367-SI, against the Company, certain of the Company’s current and former officers and directors and other defendants in the United States District Court for the District of Oregon. Following the hearing on June 23, 2016, on June 24, 2016, the U.S. District Court for the District of Oregon entered a final order and partial judgment in In re Galena Biopharma, Inc. Securities Litigation, granting final approval of the settlement. On the same day, the Court also issued an opinion and order awarding attorney’s fees of $4.5 million plus costs, which is paid out of the settlement funds. The agreement provides for a settlement payment of $20 million to the class and the dismissal of all claims against the Company and the other defendants in connection with the consolidated federal securities class actions. Of the $20 million settlement payment to the class, $16.7 million was paid by the Company’s insurance carriers and $2.3 million in cash was paid by the Company on July 1, 2016, along with $1 million in shares of the Company’s common stock (480,053 shares) paid by the Company on July 6, 2016. The Company will be responsible for defense costs and any settlements or judgments incurred for any related opt-out lawsuits.

Securities Litigation Opt Out Claims

The Company has resolved claims brought by shareholders and others that relate to the securities litigation mentioned above in one case for $150,000 plus $150,000 in shares of the Company’s common stock (291,262 shares) and in another case for $1.5 million in shares of the Company’s common stock (3,125,000 shares). The settlements do not include any admission of wrongdoing or liability on the part of the Company or any of the current or former directors and officers and includes a full release of the Company and the current and former officers and directors in connection with the allegations made. The Company is not aware of any other claims made by shareholders who have opted out of the securities litigation.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

4.1	Form of Warrant, to be issued by Galena Biopharma, Inc. to the Investors on July 13, 2016.

5.1	Opinion of Paul Hastings LLP.

10.1	Placement Agency Agreement, dated as of July 7, 2016, by and between Galena Biopharma, Inc. and Raymond James & Associates, Inc.

10.2	Form of Securities Purchase Agreement, dated as of July 7, 2016, by and among Galena Biopharma, Inc. and the Investors.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, issued by Galena Biopharma, Inc. on July 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 8, 2016	GALENA BIOPHARMA, INC.

	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer